SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2011, Ampio Pharmaceuticals, Inc. (the “Company”) issued irrevocable instructions to Corporate Stock Transfer, Inc., its transfer agent (“CST”), to issue an aggregate of 1,281,852 shares of common stock (collectively, the “Shares”) to the 19 holders of the Company’s Senior Unsecured Mandatorily Convertible Debentures (the “Convertible Debentures”) and the three holders of the Senior Convertible Unsecured Related Party Debentures (the “Related Party Debentures;” the Convertible Debentures and the Related Party Debentures are hereinafter referred to as the “Debentures”), on conversion of all principal and accrued interest to February 22, 2011 under the Debentures. A copy of the Company’s irrevocable instructions to CST are included as Exhibit 10.1 hereto and incorporated by reference herein.

The Debentures provided for mandatory conversion of principal and accrued interest at the earlier of (i) one business day after the closing of a public or private offering exceeding $10 million, or (ii) March 31, 2011. The holder also had the option, at any time prior to the mandatory conversion date, to convert the debentures into common stock at the lower of (i) $1.75 per share or (ii) the per-share price at which the Company’s common stock was sold in a public or private offering. On February 22, 2011, the Company advised the Debenture holders that it was not expecting a public or private offering of over $10 million to be completed before March 31, 2011 and, accordingly, a conversion price of $1.75 per share was expected to be established. In addition, the Company advised the holders of the Debentures that it intends to file a registration statement shortly, on which the Shares would be included if the holders converted their Debentures. By February 25, 2011, all holders of the Debentures agreed to convert the Convertible Debentures into the Shares at a fixed conversion price of $1.75 per share, which conversion was accepted by the Board of Directors of the Company on February 28, 2011. On that date, the Company’s Board of Directors authorized the issuance of the Shares in extinguishment of the Convertible Debentures, and authorized the payment of cash interest to the former holders of the Convertible Debentures from February 22, 2011 to February 28, 2011. Accordingly, the Debentures will no longer be outstanding effective February 28, 2011.

The three holders of the Related Party Debentures included two directors of the Company, Messrs. Michael Macaluso and Richard B. Giles, and an affiliate of Mr. Giles. These persons collectively converted $430,000 in principal, in addition to accrued interest to February 22, 2011, into an aggregate of 256,058 Shares at the conversion price of $1.75 per share. The conversion of the Related Party Debentures was undertaken on terms identical to those for the Convertible Debentures.

The Shares issued to the Debenture holders were issued with a restrictive legend, as the Shares have not been registered under the Securities Act of 1933, as amended. The Company intends to shortly file a registration statement to register the Shares, as well as 256,389 shares underlying warrants previously issued to the Debenture holders.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Irrevocable Instructions to Transfer Agent, executed March 10, 2011, by Ampio Pharmaceuticals, Inc.

This Current Report on Form 8-K, including Exhibit 10.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and Exhibit 10.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: March 15, 2011	By:	/s/ Donald B. Wingerter, Jr.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer